Exhibits No. 20.1:

                       CIT Home Equity Loan Trust 2002-2
           Home Equity Loan Asset Backed Certificates, Series 2002-2
                          Master Servicer's Certificate

                                                            Due Period 6/30/2003
                                                    Determination Date 7/22/2003
                                                     Distribution Date 7/25/2003

I     Available in Certificate Account

      Principal collected on Mortgage Loans                                                                           24,568,245.60
      All Liquidation Proceeds with respect to Principal                                                                  11,048.09
      Recoveries on previously Liquidated Mortgages with respect to Principal                                                  0.00
      Principal portion of Purchase Price on Repurchased Mortgage Loans                                                        0.00
      Substitution Adjustment with respect to Principal                                                                        0.00
                                                                                                                     --------------

            Principal Distribution Amount                                                                             24,579,293.69

      Interest collected on Mortgage Loans                                                                             5,236,648.07
      Interest portion of Purchase Price on Repurchased Mortgage Loans                                                         0.00
      Recoveries on previously Liquidated Mortgages with respect to Interest                                                   0.00
      Substitution Adjustment with respect to Interest                                                                         0.00
      Master Servicer Monthly Advances (net of Compensating Interest)                                                    899,064.47
      Reimbursement of previous months Servicer Advances                                                                -477,250.84
      Compensating Interest                                                                                                4,439.43
      Investment Earnings on Certificate Account                                                                               0.00
                                                                                                                     --------------

            Interest Remittance Amount                                                                                 5,662,901.13

      Amount not Required to be deposited                                                                                      0.00

            Total available in the Certificate Account                                                                30,242,194.82

II    Distributions                                                                   Per $ 1,000                         Amount
                                                                                      -----------                     -------------
1.    Aggregate Class AF Distribution                                                 28.53535334                     16,604,722.11

2.    Aggregate Class A-IO Distribution                                                0.00000000                              0.00

3.    Aggregate Class MF-1 Distribution                                                4.99166677                        165,523.67

4.    Aggregate Class MF-2 Distribution                                                5.32500000                        141,272.25

5.    Aggregate Class BF Distribution                                                  5.69166667                        122,598.50

6.    Aggregate Class AV Distribution                                                 38.39827554                     10,068,411.83

7.    Aggregate Class MV-1 Distribution                                                1.40416667                         27,802.50

8.    Aggregate Class MV-2 Distribution                                                1.91250029                         33,334.88

9.    Aggregate Class BV Distribution                                                  2.48750029                         43,357.13

10.   Aggregate Class X-IO Distribution                                                0.00000000                      2,359,643.97

11.   Aggregate Class R Distribution                                                                                           0.00

12.   Aggregate Master Servicer Distribution                                                                             675,527.98
                                                                                                                     --------------

                              Total Distributions =                                                                   30,242,194.82

III   Certificate Class Balances                                                        Factor %                         Amount
                                                                                      -----------                    --------------
      Opening Senior Class A Certificate Balances as reported in prior Monthly
      Master Servicer Report for Group I Certificates:
            (a)   Class AF-1A                                                         65.18735543%                   379,325,221.23

            (b)   Class A-IO (Notional Amount)                                                                                 0.00

      Opening Subordinated Class MF & BF Certificate Balances as reported in prior Monthly Master Servicer Report for Group I Certificates:
            (a)   Class MF-1                                                         100.00000000%                    33,160,000.00
            (b)   Class MF-2                                                         100.00000000%                    26,530,000.00
            (c)   Class BF                                                           100.00000000%                    21,540,000.00
                                                                                                                     ---------------
                                                                                                                      81,230,000.00
      Opening Senior Class AV Certificate Balances as reported in prior Monthly
      Master Servicer Report for Group II Certificates:
            (a)   Class AV                                                            70.15996084%                   183,966,433.31

      Opening Subordinated Class MV & BV Certificate Balances as reported in prior Monthly Master Servicer Report for Group II Certificates:
            (b)   Class MV-1                                                         100.00000000%                    19,800,000.00
            (c)   Class MV-2                                                         100.00000000%                    17,430,000.00
            (d)   Class BV                                                           100.00000000%                    17,430,000.00
                                                                                                                     --------------
                                                                                                                      54,660,000.00

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
IV    Principal Distribution Amount

1(a). Basic Principal Amount                                                                               No.           Amount
                                                                                                       -----------   --------------
            (a)   Stated principal collected                                                                           1,548,594.14
            (b)   Principal Prepayments                                                                        248    23,019,651.46
            (c)   Liquidation Proceeds                                                                                    11,048.09
            (d)   Repurchased Mortgage Loans                                                                     0             0.00
            (e)   Substitution Adjustment related to Principal                                                                 0.00
            (f)   Recoveries on previously Liquidated Mortgages with
                    respect to Principal                                                                                       0.00
                                                                                                                     --------------

                        Total Basic Principal                                                                         24,579,293.69

1(b). Subordination Increase/(Decrease) amount                                                                           354,348.56
                                                                                                                     --------------
                        Total Principal Distribution                                                                  24,933,642.25

2(a). Class AF Principal Distribution Amount for Group I Certificates:
                                                                                      Per $ 1,000
                                                                                      -----------
            1.    Class AF                                                            25.88983317                     15,065,293.92

2(b). Class MF & BF Principal Distribution Amount Group I Certificates:
            1.    Class MF-1                                                           0.00000000                              0.00
            2.    Class MF-2                                                           0.00000000                              0.00
            3.    Class BF                                                             0.00000000                              0.00

2(c). Class AV Principal Distribution Amount Group II Certificates:
            1.    Class AV                                                            37.63528595                      9,868,348.33

2(d). Class AV Principal Distribution Amount Group II Certificates:
            1.    Class MV-1                                                           0.00000000                              0.00
            2.    Class MV-2                                                           0.00000000                              0.00
            3.    Class BV                                                             0.00000000                              0.00

2(e) Class M Applied Realized Loss for Group I Certificates:
            1.    Class MF-1                                                           0.00000000                              0.00
            2.    Class MF-2                                                           0.00000000                              0.00
            3.    Class BF                                                             0.00000000                              0.00

2(f) Class B Applied Realized Loss for Group II Certificates:
            1.    Class MV-1                                                           0.00000000                              0.00
            2.    Class MV-2                                                           0.00000000                              0.00
            3.    Class BV                                                             0.00000000                              0.00

                                                                                        Factor %                         Amount
                                                                                      -----------                    --------------
      Ending Senior Class A Certificate Balances after distributions of principal in this Monthly Master Servicer Report for Group I
      Certificates:
            (a)   Class AF-1A                                                         62.59837211%                   364,259,927.31

            (b)   Class A-IO (Notional Amount) 0.00

      Ending Subordinated Class MF & BF Certificate Balances after distributions of principal in this Monthly Master Servicer Report Group I
      Certificates:
            (a)   Class MF-1                                                         100.00000000%                    33,160,000.00
            (b)   Class MF-2                                                         100.00000000%                    26,530,000.00
            (c)   Class BF                                                           100.00000000%                    21,540,000.00
                                                                                                                     --------------
                                                                                                                      81,230,000.00

      Ending Senior Class AV Certificate Balances after distributions of principal in this Monthly Master Servicer Report for Group II
      Certificates:
            (a)   Class AV                                                            66.39643224%                   174,098,084.98

      Ending Subordinated Class MV & BV Certificate Balances after distributions of principal in this Monthly Master Servicer Report for
      Group II Certificates:
            (b)   Class MV-1                                                         100.00000000%                    19,800,000.00
            (c)   Class MV-2                                                         100.00000000%                    17,430,000.00
            (d)   Class BV                                                           100.00000000%                    17,430,000.00
                                                                                                                     --------------
                                                                                                                      54,660,000.00

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
V     Interest Distribution Amount

      Fixed Rate Certificates

            (b)   Fixed Rate Certificates applicable Pass-Through Rate
                        1.    Class AF-1A                                                 4.87000%
                        2.    Class A-IO                                                  5.00000%
                        9.    Class MF-1                                                  5.99000%
                        10.   Class MF-2                                                  6.39000%
                        11.   Class BF                                                    6.83000%

      Variable Rate Certificates

            (b)   LIBOR Rate                                                              1.03500%

                        1.    Class AV                                                    1.30500%
                        2.    Class MV-1                                                  1.68500%
                        3.    Class MV-2                                                  2.29500%
                        4.    Class BV                                                    2.98500%

      INTEREST REMITTANCE AMOUNT
            1.    Interest collected on Mortgage Loans                               5,236,648.07
            2.    Interest advanced on Mortgage Loans                                  421,813.63
            3.    Compensating Interest on Mortgage Loans                                4,439.43
            4.    Substitution Adjustment interest                                           0.00
            5.    Purchase Price interest on repurchased accounts                            0.00
            6.    Liquidation Proceeds interest portion                                      0.00
            7.    Recoveries on previously Liquidated Mortgages
                    with respect to Interest                                                 0.00
                        TOTAL INTEREST REMITTANCE AMOUNT                                                               5,662,901.13

      Current Interest Requirement

            1.    Class AF-1A  @ applicable Pass-Through Rate                                                          1,539,428.19
            2.    Class A-IO @ applicable Pass-Through Rate                                                                    0.00
            3.    Class MF-1 @ applicable Pass-Through Rate                                                              165,523.67
            4.    Class MF-2 @ applicable Pass-Through Rate                                                              141,272.25
            5.    Class BF @ applicable Pass-Through Rate                                                                122,598.50
            6.    Class AV @ applicable Pass-Through Rate                                                                200,063.50
            7.    Class MV-1 @ applicable Pass-Through Rate                                                               27,802.50
            8.    Class MV-2 @ applicable Pass-Through Rate                                                               33,334.88
            9.    Class BV  @ applicable Pass-Through Rate                                                                43,357.13

      Interest Carry Forward Amount

            1.    Class AF-1A                                                                0.00
            2.    Class A-IO                                                                 0.00
            3.    Class MF-1                                                                 0.00
            4.    Class MF-2                                                                 0.00
            5.    Class BF                                                                   0.00
            6.    Class AV                                                                   0.00
            7.    Class MV-1                                                                 0.00
            8.    Class MV-2                                                                 0.00
            9.    Class BV                                                                   0.00
           10.    Class X-IO                                                                 0.00

      Certificates Interest Distribution Amount
                                                                                       Per $ 1,000
                                                                                       -----------
            1.    Class AF-1A                                                          2.64552018                      1,539,428.19
            2.    Class A-IO                                                           0.00000000                              0.00
            3.    Class MF-1                                                           4.99166677                        165,523.67
            4.    Class MF-2                                                           5.32500000                        141,272.25
            5.    Class BF                                                             5.69166667                        122,598.50
            6.    Class AV                                                             0.76298959                        200,063.50
            7.    Class MV-1                                                           1.40416667                         27,802.50
            8.    Class MV-2                                                           1.91250029                         33,334.88
            9.    Class BV                                                             2.48750029                         43,357.13
                                                                                                                     --------------
                                                                                                                       2,273,380.62

VI    Credit Enhancement Information
                                                                                       Group I         Group II           Total
                                                                                    -------------    -------------    -------------
            (a)   Senior Enhancement Percentage                                             21.02%           27.32%           48.33%

            (b)   Overcollateralization Amount:

                  1.    Opening Overcollateralization Amount                        15,252,032.86    10,773,517.11    26,025,549.97
                  2.    Ending Overcollateralization Amount                         15,252,032.86    10,773,517.11    26,025,549.97
                  3.    Targeted Overcollateralization Amount                       15,252,032.86    10,773,517.11    26,025,549.97
                  4.    Subordination Deficiency                                             0.00             0.00             0.00
                  5.    Overcollateralization Release Amount                                 0.00             0.00             0.00

VII   Trigger Information

            1.    (a)   60+ Delinquency  Percentage                                          4.84%            3.87%
                  (b)   Delinquency Event in effect (Group I > 50% or
                          Group II > 40%of the Sr. Enhancement) ?                              NO               NO

            2.    (a)   Cumulative Loss Percentage                                           0.14%            0.05%
                  (b)   Applicable Loss Percentage for current Distribution                  2.25%            3.25%
                  (c)   Cumulative Loss Trigger Event in effect                                NO               NO

VIII  Pool Information                                                                       No.                        Amount
                                                                                           -------                   --------------

                  (a)   Closing Mortgage Loan Principal Balance:
                        1.    Fixed Rate                                                    6,300                    460,741,960.17
                        2.    Adjustable Rate                                               2,185                    239,531,602.09

                                    Total Closing Mortgage Loan Principal Balance:          8,485                    700,273,562.26

                  (b)   Balloon Mortgage Loans
                        1.    Fixed Rate                                                      208                     16,186,336.20
                        2.    Adjustable Rate                                                   0                              0.00

                                    Total Closing Mortgage Loan Principal Balance:            208                     16,186,336.20

                  (c)   Weighted Average Mortgage Rate:
                        1.    Fixed Rate                                                                                      9.420%
                        2.    Adjustable Rate                                                                                 8.042%

                                    Total  Weighted Average Mortgage Rate                                                     8.949%

                  (d)   Weighted Average Net Mortgage Rate:
                        1.    Fixed Rate                                                                                      8.916%
                        2.    Adjustable Rate                                                                                 7.546%

                  (e)   Weighted Average Remaining Maturity:
                        1.    Fixed Rate                                                                                     288.49
                        2.    Adjustable Rate                                                                                340.13

                  (f)   Weighted Average Original Maturity:
                        1.    Fixed Rate                                                                                     315.00
                        2.    Adjustable Rate                                                                                359.00

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
IX    Delinquency Information                                                                No.               %         Amount
                                                                                           -------           ------  --------------
      A.    Fixed Rate Mortgage Loans:
                  (a)   Delinquent Contracts:
                              1.    31 - 59 Day Accounts                                      223             3.54%   16,291,265.82
                              2.    60 - 89 Day Accounts                                       76             1.16%    5,348,470.77
                              3.    90+  Day Accounts                                         185             3.23%   14,887,086.90

                  (b)   Mortgage Loans - In Foreclosure                                       136             2.36%   10,851,352.40
                  (c)   REO Property Accounts                                                  50             0.75%    3,439,723.38

      B.    Adjustable Rate Mortgage Loans:
                  (a)   Delinquent Contracts:
                              1.    31 - 59 Day Accounts                                       72             3.21%    7,689,614.16
                              2.    60 - 89 Day Accounts                                       27             1.13%    2,699,456.46
                              3.    90+  Day Accounts                                          58             2.41%    5,765,189.78

                  (b)   Mortgage Loans - In Foreclosure                                        45             1.57%    3,754,596.52
                  (c)   REO Property Accounts                                                  24             0.85%    2,047,584.30

      C.    Total For All Mortgage Loans
                  (a)   Delinquent Contracts:
                              1.    31 - 59 Day Accounts                                      295             3.42%   23,980,879.98
                              2.    60 - 89 Day Accounts                                      103             1.15%    8,047,927.23
                              3.    90+  Day Accounts                                         243             2.95%   20,652,276.68

                  (b)   Mortgage Loans - In Foreclosure                                       181             2.09%   14,605,948.92
                  (c)   REO Property Accounts                                                  74             0.78%    5,487,307.68

X     Realized Losses                                                                          No.                       Amount
                                                                                              -----                  --------------
            1.    (a)   Gross Realized Losses during the period                                 4                        365,396.65

                  (b)   Realized Losses during the period
                              1.    Group I                                                                              354,348.56
                              2.    Group II                                                                                   0.00
                                                                                                                     --------------

                                          Total                                                                          354,348.56

                  (c)  Cumulative Gross Realized Losses                                        14                      2,083,661.68

                  (d)  Cumulative Realized Losses
                              1.    Group I                                                                              904,654.68
                              2.    Group II                                                                             172,918.21

                                          Total                                                                        1,077,572.89

                  (e)  Cumulative Applied Realized Losses

                                    i.    Class MF-1                                                                           0.00
                                    ii.   Class MV-1                                                                           0.00
                                    iii.  Class MF-2                                                                           0.00
                                    iv.   Class MV-2                                                                           0.00
                                    v.    Class BF                                                                             0.00
                                    vi.   Class BV                                                                             0.00

XI    Miscellaneous Information

      1.    (a)   Monthly Master Servicer Fee

                                      i.  Monthly Servicing Fee                                                          302,169.67
                                     ii.  Mortgage Fees                                                                  361,977.56
                                    iii.  Mortgage Insurance Premium Reimbursement                                        11,380.75
                                     iv.  Certificate Account Investment Earnings                                              0.00

            (b)   Amount of prior unpaid Master Servicing Fees paid with this distribution                                     0.00

            (c)   Total Master Servicing Fees paid with this distribution                                                675,527.98

            (d)   Amount of unpaid Master Servicing Fees as of this distribution                                               0.00

      2.    (a)   Opening Master Servicer Advance Balance                                                              7,652,697.34

            (b)   Current Advance (exclusive of Compensating Interest)                                                   899,064.47

            (c)   Reimbursement of prior Master Servicer Advances                                                       (477,250.84)
                                                                                                                     --------------

            (d)   Ending Master Servicer Advance Balance                                                               8,074,510.97

      3. Current period Compensating Interest                                                                              4,439.43

      4. (a) Stepdown Date in effect ?                                                                          NO